Exhibit 99.1

NEWS RELEASE

1101 East Arapaho Road

Suite 200

Richardson TX 75081 USA

(972) 234-6400 main

Financial Contact

Michael L. Paxton
972.301.3658, mpaxton@intrusion.com

INTRUSION INC. REPORTS NET INCOME OF

$1.5 MILLION AND REVENUE OF $3.9 MILLION

IN THE THIRD QUARTER OF 2019

Richardson, Texas – November 11, 2019 – Intrusion Inc. (OTCQB: INTZ), (“Intrusion”) announced today financial results for the three and nine months ended September 30, 2019.

Intrusion’s net income was $1.5 million in the third quarter 2019 compared to a net income of $0.62 million in the third quarter 2018.

Intrusion’s revenue for the third quarter 2019 was $3.9 million compared to $2.7 million in the third quarter 2018.

Gross profit was $2.4 million or 62 percent of revenue in the third quarter of 2019 compared to $1.7 million or 64 percent of revenue in the third quarter 2018.

Intrusion’s third quarter 2019 operating expenses were $0.9 million compared to $1.0 million for the third quarter 2018.

As of September 30, 2019, Intrusion reported cash and cash equivalents of $2.1 million and working capital of $2.9 million.

Intrusion’s management will host its regularly scheduled quarterly conference call to discuss the Company’s financial and operational progress at 4:00 P.M., CST today. Interested investors can access the call at 1-877-258-4925 (if outside the United States, 1-973-500-2152). For those unable to participate in the live conference call, a replay will be accessible beginning today at 7:00 P.M., CST until November 18, 2019 by calling 1-855-859-2056 (if outside the United States, 1-404-537-3406). At the replay prompt, enter conference identification number 2177277. Additionally, a live and archived audio webcast of the conference call will be available at www.intrusion.com.

Intrusion

Third Quarter 2019 Results

About Intrusion Inc.

Intrusion Inc. is a global provider of entity identification, high speed data mining, cybercrime and advanced persistent threat detection products. Intrusion’s product families include TraceCop™ for identity discovery and disclosure, and Savant™ for network data mining and advanced persistent threat detection. Intrusion’s products help protect critical information assets by quickly detecting, protecting, analyzing and reporting attacks or misuse of classified, private and regulated information for government and enterprise networks. For more information, please visit www.intrusion.com.

This release may contain certain forward-looking statements, which reflect management's expectations regarding future events and operating performance and speak only as of the date hereof. These forward-looking statements involve a number of risks and uncertainties.  Such statements include, without limitations, statements regarding future revenue growth and profitability, the difficulties in forecasting future sales caused by current economic and market conditions, the difficulties in producing timely renewals of contracts, the effects of sales and implementation cycles for our products on our quarterly results, and difficulties in accurately estimating market growth, the effect of military actions on government and corporate spending on information security products, spending patterns of, and appropriations to, U.S. government departments, as well as other statements. These statements are made under the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements. The factors that could cause actual results to differ materially from expectations are detailed in the Company's most recent reports on Form 10-K and Form 10-Q, particularly under the heading “Risk Factors.”

Intrusion

Third Quarter 2019 Results

INTRUSION INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands except par value amounts)

	September 30,	December 31,
	2019	2018
ASSETS
Current Assets
Cash and cash equivalents	$2,111	$1,652
Accounts receivable	2,704	1,967
Prepaid expenses	136	91
Total current assets	4,951	3,710

Noncurrent Assets
Property and equipment, net	295	200
Finance leases right-of-use assets, net	73	121
Operating leases right-of-use assets, net	1,407	—
Other assets	38	38
Total noncurrent assets	1,813	359
TOTAL ASSETS	$6,764	$4,069

LIABILITIES AND EQUITY (DEFICIT)
Current Liabilities
Accounts payable and accrued expenses	$1,078	$1,596
Dividends payable	32	594
Finance leases liability, current portion	43	58
Operating lease liability, current portion	277	—
Deferred revenue	643	1,004
Total current liabilities	2,073	3,252

Noncurrent Liabilities
Loan payable to officer	—	1,815
Finance leases liability, noncurrent portion	32	64
Operating lease liability, noncurrent portion	1,389	—
Total noncurrent liabilities	1,421	1,879

Stockholders' Equity (Deficit):
Preferred stock, $.01 par value:
Authorized shares – 5,000
Series 1 shares issued and outstanding – 200
Liquidation preference of $1,025 in 2019 and $1,213 in 2018	707	707
Series 2 shares issued and outstanding – 460
Liquidation preference of $1,155 in 2019 and $1,385 in 2018	724	724
Series 3 shares issued and outstanding – 289
Liquidation preference of $633 in 2019 and $760 in 2018	412	412

Common stock, $.01 par value:
Authorized shares – 80,000
Issued shares – 13,550 in 2019 and 13,259 in 2018
Outstanding shares – 13,540 in 2019 and 13,249 in 2018	135	133
Common stock held in treasury, at cost – 10 shares	(362)	(362)
Additional paid-in capital	56,770	56,609
Accumulated deficit	(55,073)	(59,242)
Accumulated other comprehensive loss	(43)	(43)
Total stockholders' equity (deficit)	3,270	(1,062)
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$6,764	$4,069

Intrusion

Third Quarter 2019 Results

INTRUSION INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Revenue	$3,860	$2,665	$11,071	$7,296
Cost of revenue	1,465	967	4,339	2,744

Gross profit	2,395	1,698	6,732	4,552

Operating expenses:
Sales and marketing	356	466	813	1,311
Research and development	297	329	775	832
General and administrative	277	243	930	828

Operating income (loss)	1,465	660	4,214	1,581
Interest expense, net	(1)	(43)	(45)	(144)

Net income (loss)	$1,464	$617	$4,169	$1,437

Preferred stock dividends accrued	(35)	(35)	(104)	(104)
Net income (loss) attributable to common stockholders	$1,429	$582	$4,065	$1,333

Net income (loss) per share attributable to common stockholders: Basic	$0.11	$0.04	$0.30	$0.10
Diluted	$0.09	$0.04	$0.27	$0.09

Weighted average common shares outstanding: Basic	13,523	13,062	13,466	13,009
Diluted	15,371	14,955	15,314	14,901